Exhibit 32.1


              Certification of President and Chairman of the Board

  Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code


     I, William R. Thomas, President and Chairman of the Board of Capital Southwest Corporation, certify that, to my knowledge:

     1. the Form 10-K, filed with the Securities and Exchange Commission on May 25, 2007 ("accompanied report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. the information contained in the accompanied report fairly presents, in all material respects, the consolidated financial condition and results of operations of Capital Southwest Corporation.


Date:   May 25, 2007                                By:  /s/ William R. Thomas
        ------------                                ----------------------------
                                                    William R. Thomas, President
                                                       and Chairman of the Board